                                                                    Exhibit 99.2


                          INDEX TO FINANCIAL STATEMENTS



INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED
   FINANCIAL STATEMENTS....................................................F-1
PRO FORMA CONDENSED COMBINED BALANCE SHEET.................................F-3
NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET........................F-4
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME..........................F-6
NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME.................F-8

  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On May 3, 2002, The Shaw Group Inc. ("Shaw") acquired substantially all of the operating assets (approximately $330 million) and assumed certain liabilities (approximately $253 million) of The IT Group, Inc. ("IT Group"). IT Group was a leading provider of diversified environmental consulting, engineering, construction, remediation and facilities management services. The primary reasons for the acquisition were to diversify and expand Shaw's revenue base and to pursue additional opportunities in the environmental, infrastructure and Homeland Defense markets. Shaw has formed a new wholly-owned subsidiary, Shaw Environmental and Infrastructure, Inc., into which it will merge the operations of the acquired IT Group businesses and Shaw's existing environmental and infrastructure operations.

     The acquisition was completed as part of a Chapter 11 bankruptcy proceeding for IT Group. The purchase price included the following components (i) cash of approximately $52.5 million, (ii) 1,671,336 shares of Shaw Common Stock valued at approximately $52.5 million at closing, (iii) assumption by Shaw of the outstanding balance ($50 million) of debtor-in-possession financing provided to IT Group by Shaw, and (iv) transaction costs of approximately $10.5 million.

     In a separate transaction, on June 15, 2002, Shaw acquired substantially all of the assets (approximately $32 million) and assumed certain liabilities (approximately $17 million) of Beneco Enterprises, Inc ("Beneco"). Beneco was a wholly-owned subsidiary of IT Group whose primary business was facilities management for governmental and military facilities. The Beneco acquisition was completed as part of a Chapter 11 bankruptcy proceeding, which was separate and independent of IT Group's bankruptcy proceeding. The Beneco purchase price included (i) cash of approximately $650,000, (ii) assumption by Shaw of the outstanding balance (approximately $1.6 million) of debtor-in-possession financing provided to Beneco by Shaw, and (iii) transaction costs of approximately $1 million.

     In conjunction with the acquisitions of IT Group and Beneco (referred to herein collectively as "ITG"), Shaw entered into agreements with two surety companies. In exchange for Shaw agreeing to complete certain of the ITG bonded contracts (i) the sureties paid Shaw approximately $13.3 million in cash and
(ii) the sureties assigned to Shaw their rights to debtor-in-possession financing of approximately $20 million which the sureties had provided to Beneco.

     The ITG acquisitions were recorded as a purchase. The purchase price has been allocated to the acquired assets and liabilities based on their estimated fair values as of May 3 (IT Group), and June 15 (Beneco), 2002, respectively. However, Shaw has not completed the process of obtaining information about the fair values of the acquired assets and the assumed liabilities; therefore, the purchase price allocation is preliminary and subject to revision.

     The following unaudited pro forma condensed combined balance sheet of Shaw as of February 28, 2002 and unaudited pro forma condensed combined statements of income of Shaw for the six months ended February 28, 2002 and twelve months ended August 31, 2001, give effect to the acquisition of certain assets and liabilities of ITG. The statements reflect the business combination accounted for as a purchase. The pro forma condensed combined balance sheet gives effect to the business combination as if it occurred on February 28, 2002; the pro forma condensed combined statements of income give effect to the business combination as if it occurred on September 1, 2000.

     The Shaw information as of February 28, 2002 and for the twelve-month period ended August 31, 2001 and the six-month period ended February 28, 2002 is derived from the consolidated financial statements contained in Shaw's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended February 28, 2002.

     The information for ITG's trailing twelve-month period ended September 28, 2001 was derived from IT Group's Quarterly Reports on Form 10-Q for the nine-month periods ended September 28, 2001 and September 29, 2000 and IT Group's Annual Report on Form 10-K for the year ended December 29, 2000. The ITG trailing six-month period ended March 29, 2002 is derived from IT Group's audited financial statements for the year ended December 29,2001, IT Group's Quarterly Report on Form 10-Q for the nine-month period ended September 28,2001 and from internally prepared unaudited financial statements for the three month-period ended March 29, 2002. The ITG consolidated balance sheet as of March 29,2002 was derived from internally prepared unaudited financial statements.

     The following pro forma condensed combined financial statements are presented for illustrative purposes only. The results shown in the statements are not necessarily indicative of the actual results that might have occurred if the business combination had been completed on September 1, 2000. Also, they are not necessarily indicative of results that might be achieved in the future. In the opinion of management, these statements include all adjustments necessary for a fair presentation of the unaudited pro forma condensed combined financial statements. Accounting policies used in the preparation of these statements are those disclosed in the Shaw and IT Group historical consolidated financial statements, which are included or incorporated by reference herein.

     These unaudited pro forma condensed combined financial statements should be read in conjunction with the description of the ITG acquisitions included elsewhere in this filing, the consolidated financial statements and related notes of Shaw contained in its Annual Report on Form 10-K for the fiscal year ended August 31, 2001 and its Quarterly Report on Form 10-Q for the six-month period ended February 28, 2002, and in conjunction with the audited consolidated financial statements of ITG for the year ended December 28, 2001 included elsewhere in this Current Report on Form 8-K.

                               THE SHAW GROUP INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                February 28, 2002
                                 (In thousands)

                                                                                     Pro Forma Adjustments
                                                                                 ------------------------------
                                                                                    ITG
                                                  Shaw            ITG             Excluded                          Shaw &
                                              February 28,     March 29,         Assets and            ITG           ITG
                                                  2002            2002           Liabilities        Acquisition    Pro forma
                                              ------------    -----------        -----------        -----------    ---------
Assets
Current assets:
       Cash and cash equivalents              $   485,776     $    43,871        $ (18,500)A       $ (39,750)A    $   471,397
       Accounts receivable                        333,672         152,679           (5,106)B          (5,000)B        476,245
       Inventories                                100,359          37,016                             (9,050)C        128,325
       Costs and estimated earnings
         in excess of billings on
         uncompleted contracts                    143,477         138,817                            (21,500)B        260,794
       Prepaid expenses and other
         current assets                           119,580           9,143                             24,000 D        152,723

                                              ---------------------------        ---------       -----------      -----------
            Total current assets                1,182,864         381,526          (23,606)          (51,300)       1,489,484

Net property, plant and equipment                 158,459          59,315                            (31,000)E        186,774

Goodwill                                          370,364             538             (538)C          59,597 F        429,961

Other assets & non-current deferred taxes         110,408          39,648                            (44,904)G        105,152
                                              ---------------------------        ---------       -----------      -----------

Total assets                                  $ 1,822,095     $   481,027        $ (24,144)      $   (67,607)     $ 2,211,371
                                              ===========================        =========       ===========      ===========


Liabilities and shareholders' equity
Current liabilities:
       Accounts payable                       $   273,870     $   227,634        $ (49,192)D        $ 33,336 H    $   485,648
       Accrued liabilities                         72,864          34,742          (25,480)D           7,037 I         89,163
       Billings in excess of costs and
         estimated earnings on
         uncompleted contracts                    275,409          39,598          (29,566)D                          285,441
       Current maturities of long-term
         debt                                         391         822,048         (762,400)D         (50,000)J         10,039
       Other accrued liabilities                   59,244          65,013          (28,823)D          50,000 K        145,434
                                              ---------------------------        ---------       -----------      -----------

            Total current liabilities             681,778       1,189,035         (895,461)           40,373        1,015,725

Long-term debt, less current maturities           515,307              20                                             515,327

Other liabilities                                  12,983           7,254           (4,408)D                           15,829

Shareholders' equity                              612,027        (715,282)         875,725          (107,980)L        664,490
                                              ---------------------------        ---------       -----------      -----------


       Total liabilities and
           shareholders' equity               $ 1,822,095     $   481,027        $ (24,144)      $   (67,607)     $ 2,211,371
                                              ===========================        =========       ===========      ===========


       See notes to unaudited pro forma condensed combined balance sheet.

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (In thousands)

The unaudited pro forma condensed combined balance sheet gives effect to the following assumptions and adjustments:

IT Group Excluded Assets and Liabilities

     A To reflect cash left with the ITG bankruptcy estates to pay accrued liabilities, including certain employee payments primarily consisting of accrued paid time off, accrued health insurance claims, self-funded workers compensation claims and employee reimbursements.

     B  To remove accounts receivable related to contracts not acquired by Shaw.

     C  To reverse the goodwill on ITG's books at the acquisition date.

     D The following liabilities included in ITG's financial statements were not assumed by Shaw in the acquisition:

                 Accounts payable                                              $  49,192

                 Accrued liabilities:
                   Employee retirement obligations              $  6,980
                   Employee fringes and benefits                  18,500
                                                                --------
                                                                                  25,480

                 Billings in excess of costs                                      29,566

                 Other accrued liabilities:
                   Interest                                     $ 14,258
                   Swap liability                                  8,208
                   Earn-out provisions                             2,753
                   Deferred compensation                           3,604
                                                                --------
                                                                                  28,823

                 Long-term debt                                                  762,400

                 Other liabilities:
                   Employee retirement obligations                                 4,408
                                                                               ---------
                                                                               $ 899,869
                                                                               =========

IT Group Acquisition

     A To record the cash consideration paid of $52,500 for IT Group (excluding Beneco), $650 for Beneco, less $13,400 for proceeds from bonding companies as cash payments to Shaw to acquire certain bonded projects.

     B To reduce ITG's accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts to estimated fair value.

     C To write-down ITG's inventory of land held for development and sale to estimated fair market value.

     D To adjust current deferred tax assets as a result of the differences between financial accounting and tax bases of purchase price allocations to certain working capital accounts as follows, using an estimated effective tax rate of 40%:

                 Contracts in progress                          $ 30,000
                 Deferred revenue                                 20,000
                 Relocation and severance                          5,000
                 Accounts receivable                               5,000
                                                                --------
                    Current temporary differences                 60,000
                                                                --------
                 Increase in current deferred tax assets        $ 24,000
                                                                --------

     E  To adjust property, plant and equipment to estimated fair market value.

     F To record the purchase price in excess of net assets acquired, based upon initial estimates of fair market values. Given the nature of these estimates and assumptions, the final allocation of the purchase price will be performed when additional information concerning asset and liability valuations becomes available. The allocation of the purchase price is as follows:

                 Cash - IT Group                                $ 52,500
                      - Beneco                                       650
                 Proceeds from Beneco's creditors                (13,400)
                                                                --------
                             Subtotal net cash paid               39,750
                 Shaw common stock issued                         52,463
                 Transaction costs                                11,500

                 DIP loan assumption - IT Group                   50,000
                                     - Beneco                      1,550
                                                                --------
                             Total purchase price                155,263
                                                                ========

                 Net book value of assets acquired               160,443
                 DIP loans assumed                                51,550
                 Fair value adjustment of assets acquired       (117,991)
                 Net deferred taxes provided                      34,000
                 Goodwill                                         59,597
                                                                --------
                             Allocation of purchase price        187,599
                                                                ========

     G To eliminate the intercompany DIP receivable of $44,000 from the IT Group as of Shaw's balance sheet date of February 28,2002, and to reduce land held for investment by $10,904 to estimated fair market value. To reflect the $10,000 impact on non-current deferred tax assets of utilization of tax carryforward attributes.

     H  To (i) accrue transaction costs payable resulting from this acquisition,
        (ii) reflect additional payables from an intercompany loan from Shaw to the IT Group during March 2002, (iii) adjust liabilities for contracts in progress to fair value and (iv) accrue costs Shaw has agreed to reimburse the bankruptcy estate.

                 Transaction costs payable                      $ 11,500
                 Project liabilities                               5,000
                 Accrue costs reimbursable to the
                    bankruptcy estate                             10,836
                 March 2002 DIP loan to the IT Group               6,000
                                                                --------
                                                                $ 33,336
                                                                ========

     I To record $5,000 of estimated relocation and severance costs for certain employees resulting from the transaction and accrue $2,037 of employee benefit obligations assumed by Shaw.

     J To eliminate the intercompany debt recorded by ITG as of its balance sheet date of March 29, 2002. (The intercompany loan provided to Beneco of $1,550 was funded subsequent to March 29, 2002.)

     K To record an estimated $30,000 to adjust certain contracts to estimated fair value and $20,000 of deferred revenue related to payments received from surety companies to complete certain contracts in progress.

     L To adjust shareholders' equity of Shaw for the common stock issued to acquire ITG and to eliminate the shareholders' equity of ITG.

                 Common stock issued by Shaw                   $  52,463
                 Adjusted ITG equity acquired                   (160,443)
                                                               ---------
                                                               $(107,980)
                                                               =========

                               THE SHAW GROUP INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                   For the Six Months ended February 28, 2002
                    (In thousands, except per share amounts)


                                                                                          Pro Forma Adjustments
                                                                                       ---------------------------
                                                        Shaw               ITG
                                                      Six months        Six months       ITG
                                                         Ended            Ended         Excluded                         Shaw &
                                                      February 28,       March 29,     Assets and         ITG              ITG
                                                           2002            2002        Liabilities     Acquisition      Pro forma
                                                      -----------      -----------     -----------     -----------     -----------

Sales                                                 $ 1,019,836      $   434,442     $   (17,958)A                   $ 1,436,320


Cost of Sales                                             889,384          580,193         (25,683)B        (4,467)A      1,439,427
                                                      ----------------------------     -----------     -----------     -----------

       Gross profit (loss)                                130,452         (145,751)          7,725           4,467          (3,107)

Selling, general and administrative expenses               63,934           61,920                                         125,854

Goodwill amortization                                          --            5,271                          (5,271)B            --

Special charges                                                --           15,392                                          15,392

Loss on impairment of assets                                   --          529,428                        (528,778)F           650
                                                      ----------------------------     -----------     -----------     -----------

       Operating income (loss)                             66,518         (757,762)          7,725         538,516        (145,003)

Other expenses, primarily interest expense                 (5,371)         (26,030)         25,480 C          (448)C        (6,369)
                                                      ----------------------------     -----------     -----------     -----------

       Income (loss) from continuing operations
         before income taxes and income from
         unconsolidated entities                           61,147         (783,792)         33,205         538,068        (151,372)

(Provision) benefit for income taxes                      (22,019)        (139,396)        (13,282)D       237,686 D        62,989
                                                      ----------------------------     -----------     -----------     -----------

       Income (loss) from continuing operations
         before income from unconsolidated entities        39,128         (923,188)         19,923         775,754         (88,383)

Income from unconsolidated entities, net of taxes           1,164               --                                           1,164
                                                      ----------------------------     -----------     -----------     -----------

       Income (loss) from continuing operations       $    40,292      $  (923,188)    $    19,923     $   775,754     $   (87,219)
                                                      ============================     ===========     ===========     ===========

Earnings (loss) from continuing operations
   per common share:
       Basic                                          $      0.99                                                      $     (2.06)
                                                      ===========                                                      ===========
       Diluted                                        $      0.95                                                  E   $     (2.06)
                                                      ===========                                                      ===========

Weighted average shares outstanding:
       Basic                                               40,610                                                           42,280
                                                      ===========                                                      ===========
       Diluted                                             47,994                                                  E        42,280
                                                      ===========                                                      ===========

Total shares of common stock issued
   in transaction                                                                                            1,670
                                                                                                       ===========

    See notes to unaudited pro forma condensed combined statements of income

                               THE SHAW GROUP INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                   For the Twelve Months ended August 31, 2001
                    (In thousands, except per share amounts)

                                                                                        Pro Forma Adjustments
                                                                                     -----------------------------
                                                      Shaw             ITG
                                                  Twelve months    Twelve months        ITG
                                                      Ended            Ended           Excluded                         Shaw &
                                                    August 31,     September 28,      Assets and           ITG            ITG
                                                       2001             2002          Liabilities      Acquisition     Pro forma
                                                  --------------   -------------     ------------      -----------    -----------
Sales                                              $ 1,538,932      $ 1,464,253      $   (66,113)A                    $ 2,937,072


Cost of Sales                                        1,292,316        1,298,506          (60,501)B         (9,832)A     2,520,489
                                                   ----------------------------      -----------      -----------     -----------

       Gross profit                                    246,616          165,747           (5,612)           9,832         416,583

Selling, general and administrative expenses           120,801           53,485                                           174,286

Goodwill amortization                                   18,859           20,272                           (20,272)B        18,859

Special charges                                             --           40,745                                            40,745
                                                   ----------------------------      -----------      -----------     -----------

       Operating income                                106,956           51,245           (5,612)          30,104         182,693

Other expenses, primarily interest expense              (7,062)         (75,830)          75,208 C         (2,252)C        (9,936)
                                                                                     -----------      -----------     -----------

       Income (loss) before income taxes,
         loss from
         unconsolidated entities and
         extraordinary item                             99,894          (24,585)          69,596           27,852         172,757

(Provision) benefit for income taxes                   (38,366)          16,230          (27,838)D        (17,537)D       (67,511)
                                                   ----------------------------      -----------      -----------     -----------

       Income (loss) before loss from
         unconsolidated entities and
         extraordinary item                             61,528           (8,355)          41,758           10,315         105,246

Loss from unconsolidated entities, net of taxes           (316)              --                                              (316)
                                                   ----------------------------      -----------      -----------     -----------

       Income (loss) from continuing operations    $    61,212      $    (8,355)     $    41,758      $    10,315     $   104,930
                                                   ============================      ===========      ===========     ===========

Earnings from continuing operations
    per common share:
       Basic                                       $      1.53                                                        $      2.51
                                                   ===========                                                        ===========
       Diluted                                     $      1.46                                                        $      2.41
                                                   ===========                                                        ===========

Weighted average shares outstanding:
       Basic                                            40,127                                                             41,797
                                                   ===========                                                        ===========
       Diluted                                          41,828                                                             43,498
                                                   ===========                                                        ===========

Total shares of common stock issued
    in transaction                                                                                          1,670
                                                                                                      ===========

    See notes to unaudited pro forma condensed combined statements of income

                               THE SHAW GROUP INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Included in ITG's results for the six-month period ended March 29, 2002 is a $167,000 reduction in revenues from a reduction of accounts receivable to estimated net realizable value. During the fourth quarter of 2001, ITG recorded a charge to reduce accounts receivable and revenues by $167,000, including $35,000 relating to estimated claims recovery. This charge resulted from changes in estimates caused by vendor issues, liquidity issues, and ultimately ITG's filing for protection under the Chapter 11 of the U.S. Bankruptcy Code. All of the preceding factors led to ITG's inability to complete contracts and were factors in recording the charge.

Included in ITG's results for the twelve-month period ended September 28, 2001 is a special charge of $40,700, comprised of $37,500 for changes in estimates on accounts receivable and $3,200 relating to other items. The accounts receivable portion of the charge primarily reduced the carrying value of project claims which have been in protracted litigation and adjusted the close-out value of certain acquired accounts receivable. In the fourth quarter of calendar 2000, ITG adopted a strategy to accelerate the resolution of these project claims. The special charge related to the project claims represented estimates of reduced recoverability of the project claims under the acceleration resolution strategy as part of the ITG's debt reduction plan. Many of these project claims were acquired as part of ITG's previous business combinations.

Included in ITG's results for the six-month period ended March 29, 2002 is a special charge of $15,400, comprised of the write-off of $5,000 of officers' loans (notes receivable from employees) and a $10,000 facilities charge relating primarily to minimum lease commitments and the associated payment obligations due after 2001.

For the six-month period ended March 29, 2002, selling, general and administrative expenses were significantly higher than the comparative period in 2001 due to non-recurring adjustments of approximately $35 million comprised of $12,500 for legal and consulting expenses associated with ITG's bankruptcy estate proceedings and $22,500 resulting primarily from employee related accruals and the write-off of various assets.

The unaudited pro forma condensed combined statements of income give effect to the following assumptions and adjustments (in thousands):

IT Group Excluded Assets and Liabilities

     A To eliminate sales associated with ITG contracts in progress not acquired by Shaw.

     B To eliminate cost of sales associated with ITG contracts in progress not acquired by Shaw.

     C To eliminate interest expense associated with ITG debt not assumed by Shaw.

     D To adjust the income tax provision for the elimination of items not acquired by Shaw at an estimated combined effective tax rate of 40%.

IT Group Acquisition

     A To adjust depreciation expense to reflect the fair value purchase price adjustments of property, plant and equipment acquired.

     B To reverse goodwill amortization on ITG's books in accordance with the transition provisions of the FASB's SFAS No. 141 - "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." Goodwill created on business combinations completed after June 30, 2001 should not be amortized; therefore, the goodwill associated with this transaction is not amortized in the pro forma statements.

     C To record Shaw's incremental interest expense and reduction of interest income of $2,250 for the twelve-months ended August 31, 2001 for funds used in the acquisition and eliminate Shaw's interest income of $448 for the six-months ended February 28, 2002 for funds used in the acquisition.

     D To adjust the income tax provision for the impact of the pro forma acquisition adjustments at an estimated combined effective tax rate of 40%.

     E Diluted weighted average shares outstanding and diluted earnings per share exclude the effect of 7,384 shares because of the pro forma net loss for the six-months ended February 28, 2002.

     F  To reverse the impairment of goodwill recorded by ITG in December 2001.